EXHIBIT (j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Post-Effective Amendment No. 112 to the Registration Statement (1933 Act File No. 02-90946) of Eaton Vance Mutual Funds Trust on Form N-1A of our reports each dated December 19, 2005 for Eaton Vance Floating-Rate & High Income Fund (the “Fund”), formerly Eaton Vance Floating-Rate High Income Fund, and the Floating Rate Portfolio for the year ended October 31, 2005 included in the Annual Report to Shareholders of the Fund. We also consent to the incorporation by reference in this Post-Effective Amendment No. 112 of our report dated December 19, 2005 relating to the financial statements of High Income Portfolio, which is incorporated by reference in the Statements of Additional Information of Eaton Vance Floating-Rate & High Income Fund.

     We also consent to the reference to our Firm under the headings “Financial Highlights” in the Prospectus and “Other Service Providers” in the Statement of Additional Information, which are part of this Registration Statement.

/s/ Deloitte & Touche LLP DELOITTE & TOUCHE LLP February 27, 2006 Boston, Massachusetts